
<ARTICLE> 5
<LEGEND>The schedule contains summary fnancial information
extracted from Dean Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial instruments.
<CIK> 0000808373
<NAME> Dean Witter Cornerstone Fund IV

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                     113,854,995
<SECURITIES>                                         0
<RECEIVABLES>                                  415,405
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             112,350,230<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               112,350,230<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            32,836,829<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             6,095,878
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             26,740,951
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         26,740,951
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                26,740,951
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $1,920,170.
<F2>Liabilities include redemptions payable of $1,652,921, accrued management fees of $372,338 and common administrative expenses payable of $267,788.
<F3>Total revenue includes realized trading revenue of $31,263,863 net change in unrealized of ($2,188,461) and interest income of $3,761,427.

